Exhibit 1.1

JIUZI HOLDINGS, INC.

UNDERWRITING AGREEMENT

[__________], 2020

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Attn: Keith Moore, Chief Executive Officer

Attn: Daniel J. McClory, Managing Director

Ladies and Gentlemen:

This underwriting agreement (this “Agreement”) constitutes the agreement between Jiuzi Holdings, Inc., a Cayman Islands exempted company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereafter defined) as being subsidiaries or affiliates of the Company, the “Company”), on the one hand, and Boustead Securities, LLC (the “Underwriter”), on the other hand, pursuant to which the Underwriter shall serve as the underwriter for the Company in connection with the proposed offering (the “Offering”) by the Company of its Offered Securities (as defined below) on a “Firm Commitment” basis.

The Company proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriter an aggregate of (i) [____________] authorized but unissued ordinary shares (the “Underwritten Shares”), par value $0.005 per share per share (the “Ordinary Shares”), of the Company and to grant the Underwriter the option to purchase an aggregate of up to [___________] additional Ordinary Shares (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the Offering. The Underwritten Shares and Additional Shares are collectively referred to as the “Offered Securities.” The Offered Securities, the Underwriter’s Warrant (as defined below) and the Warrant Shares (as defined below) are herein collectively referred to as the “Securities.”

The Company hereby confirms its agreement with the Underwriter as follows:

Section 1. Agreement to Act as Underwriter.

(a) Underwriting Discount; Underwriter’s Warrants; Expenses.

(i) Underwriting Discount. An underwriting discount equal to seven percent (7.0%) of the aggregate public sales price of the Offered Securities sold on a Closing Date, which will be paid to and allocated by the Underwriter among the selling syndicate and soliciting dealers in its sole discretion, if applicable.

(ii) Underwriter’s Warrants. The Company hereby agrees to issue to the Underwriter (and/or its designees) on each Closing Date, as defined in Section 3(c) herein, a warrant to purchase a number of Ordinary Shares equal to 7% of the Offered Securities sold on such Closing Date (“Underwriter’s Warrant”). The Underwriter’s Warrant, in the form attached hereto as Exhibit B, shall be exercisable, in whole or in part, commencing on the date of issuance and expiring on the five-year anniversary from the effectiveness of the Offering at an initial exercise price equal to the Per Share Price (as defined below) of the Offered Securities. The Underwriter’s Warrant shall include a “cashless” exercise feature. The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant and the underlying Ordinary Shares (such shares, the “Warrant Shares”) during the one hundred eighty (180) days following the date of effectiveness or commencement of sales of the Offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant or the Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the date of commencement of sales of the Offering to anyone other than the circumstances listed under FINRA Rule 5110(e)(2).

Delivery of the applicable Underwriter’s Warrants shall be made on the corresponding Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(iii) Non-Accountable Expenses. The Company agrees that, in addition to the expenses payable pursuant to Section 1(iv) below, on each Closing Date it shall pay to the Underwriter, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Offered Securities on such Closing Date.

(iv) Expenses. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

A.	all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

B.	all fees and expenses in connection with filings with FINRA’s Public Offering System;

C.	all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”) and the Offering;

D.	all reasonable expenses in connection with the qualifications of the Offered Securities for offering and sale under state or blue-sky laws, when applicable;

E.	all fees and expenses in connection with listing the Offered Securities on the NYSE or Nasdaq (a “Senior Exchange”);

F.	any stock transfer taxes incurred in connection with this Agreement or the Offering;

G.	the cost and charges of any transfer agent or registrar for the Securities, including the legal fees and costs in connection with the exercise of Underwriter’s Warrants, such as a legal opinion;

H.

all of the Underwriter’s reasonable out-of-pocket expenses in connection with the performance of its services hereunder, with the aggregate amount not to exceed $300,000, including but not limited to:

(i) Underwriter’s counsel’s fees and expenses up to $150,000;

(ii) due diligence and other expenses incurred prior to completion of the Offering, which shall not exceed $75,000;

(iii) road show, travel, platform on-boarding fees, and other reasonable out-of-pocket accountable expenses which shall not exceed $75,000 (the “Road Show and Travel Expenses”);

(iv) $6,000 for background checks on the Company’s officers, directors and major shareholders; and

(v) $17,500 for DTC eligibility of the Offered Securities.

Prior to the date of this Agreement, the Company has paid to the Underwriter $149,910, of which $48,722.10 was for reimbursement for the actual legal expenses incurred, $59,982 was for due diligence and third-party due diligence expenses, and $41,205.90 was for road show, travel and other reasonable out-of-pocket accountable expenses. Any advances made by the Company have been (and shall be) made for reasonably anticipated out-of-pocket accountable expenses in connection with the Offering, and any unused portion will be returned to the Company to the extent not actually incurred.

In the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change, the Company will pay all documented out-of-pocket and unreimbursed expenses of the Underwriter (including but not limited to fees and disbursements of Underwriter’s counsel, expenses associated with a due diligence report and reasonable travel specified in Sections 1(a)(iii)(H) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be paid or reimbursed by the Company directly or indirectly to or on behalf of the Underwriter shall not exceed $300,000.

(b) Exclusivity. The term of the Underwriter’s exclusive engagement (the “Exclusive Term”) will be until the earlier of the one-year anniversary of the Closing Date of the Offering or by mutual written consent of the parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. If during the Exclusive Term, or within twelve (12) months after the date of termination or expiration of the Engagement Letter dated September 5, 2019 and amended on [] 2020 (The “Engagement Letter”), the Company sells securities to investors who become aware of or become known to the Company prior to such termination or expiration, then the Company shall pay to the Underwriter, at the time of each such sale, the compensation, including the warrants, set forth in Section 1(a) above, with respect to any such sale.

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date hereof, and as of each Closing Date, except as set out in the Registration Statement, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333-248416) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the effective date of the Registration Statement, the Registration Statement and amendments will materially meet the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the underwriting thereof (the “Final Prospectus”) and has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective on the date hereof. The Company shall, prior to the initial Closing Date, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Shares.

(b) Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of (i) the Registration Statement at the time it became effective, (ii) the Prospectus at the time the Registration Statement became effective, (iii) any post-effective amendment to the Registration Statement at the time it becomes effective and (iv) and the Final Prospectus filed with the Commission pursuant to Rule 424(b) at the time of such filing, and at all other subsequent times at each Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations, as amended or supplemented, if applicable, and did not and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations, and the Final Prospectus, as of its date, will comply in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will and the Final Prospectus will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriter Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no material contracts or other documents required to be described in the Prospectus (or the Final Prospectus) or filed as exhibits or schedules to the Registration Statement that have not been (or will not be) described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus. Except as set out on Schedule 2(b), there are no free-writing prospectuses in connection with this offering.

(c) Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented (including the Final Prospectus), in such quantities and at such places as the Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to any Closing Date, any offering material in connection with the offering and sale of the Offered Securities other than the Prospectus, the Final Prospectus, the Registration Statement, and any other materials permitted by the Securities Act (collectively, the “Offering Materials”).

(d) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. The Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Underwriter (“Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement and each other Transaction Document to which it is a party has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (i), (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and the transactions contemplated hereby, other than: (i) the filing with the Commission of the Final Prospectus as required by Rule 424 under the Securities Act, (ii) application to a Senior Exchange (the “Trading Market”), for the listing of the Offered Securities for trading thereon in the time and manner required thereby and (iii) if applicable, such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i) Issuance of the Offered Securities; Registration. The Offered Securities are duly authorized and, when issued and paid for in accordance with this Agreement, the other Transaction Documents to which it is a party, and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Ordinary Shares underlying the Underwriter’s Warrants (the “Underlying Shares”) are duly authorized and, when issued and paid for in accordance the terms of the Underwriter’s Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has sufficient Ordinary Shares for the issuance of the maximum number of Securities and Underlying Shares issuable pursuant to the Offering as described in the Prospectus.

(j) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, and the Prospectus. The Company has not issued any Ordinary Shares since the date of this Agreement, other than pursuant to the Company’s equity incentive plans, the issuance of Ordinary Shares to employees, directors or consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Ordinary Shares at any time, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive (“Ordinary Shares Equivalents”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Materials. Except as a result of the purchase and sale of the Securities or as disclosed in the Registration Statement, and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock of any Subsidiary. The issuance and sale of the Offered Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no securities of the Company or any Subsidiary that have any anti-dilution or similar adjustment rights (other than adjustments for stock splits, recapitalizations, and the like) to the exercise or conversion price, have any exchange rights, or reset rights. Except as set forth in the Registration Statement, and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding Ordinary Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Offered Securities. Except for the operating agreement of the Company, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the Prospectus and the Final Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles (“GAAP”) or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares of the Company and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, if any. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Prospectus or disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(l) Litigation. Except for such matter disclosed in the Offering Materials, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, any of the Transaction Documents, the Offering or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(m) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. To the Company’s actual knowledge, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Compliance. Except as set forth in the Offering Materials, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except as disclosed in the Offering Materials, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Patents and Trademarks. Except as disclosed in the Offering Materials and to the best of the Company’s actual knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Offering Materials and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Materials, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Offering Materials, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(r) Transactions with Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Registration Statement and in the Prospectus, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing Date. Except as set forth in the Offering Materials, the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(t) Certain Fees, FINRA Affiliation. Except as set forth herein and in the Prospectus, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Except as set forth in the Registration Statement, and the Prospectus, to the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (the “Filing Date”) or thereafter. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an Affiliate or associated person of a FINRA member participating in the Offering.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Offered Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Registration. The Company shall use its best efforts to maintain the effectiveness of the Registration Statement and a current Prospectus relating thereto for as long as the Offered Securities and the Underwriter’s Warrant remain outstanding. During any period when the Company fails to have maintained an effective Registration Statement or a current Prospectus relating thereto and a holder of an Underwriter’s Warrant desires to exercise such warrants and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares , the Company shall promptly file a registration statement registering the resale of the Warrant Shares and use its best efforts to have it declared effective by the Commission within ninety (90) days.

(x) Solvency. Based on the consolidated financial condition of the Company, as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y) Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(z) Accountants. Friedman LLP (“Friedman”) is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended December 31, 2018 and 2017.

(aa) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(bb) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Offered Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company met all the requirements set forth in General Instruction I of Form F-1.

(cc) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(dd) Certificates. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(ee) Reliance. The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(ff) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(hh) Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Offering Materials, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of a Senior Exchange.

(ii) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(kk) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25 percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriter’s request.

(pp) Senior Exchange Listing. The Ordinary Shares has been approved for listing on a Senior Exchange, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from the Senor Exchange, nor has the Company received any notification that the Senor Exchange is contemplating terminating such listing.

(qq) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and 5% shareholders immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Offering Materials, provided to the Underwriter, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(rr) Electronic Road Show. The Company has made available a “bona fide electronic road show” in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

(ss) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(tt) Export and Import Laws. The Company and, to the Company’s knowledge, each of its Affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or Proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(uu) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(vv) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that none of the Underwriter or its Affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the Per Share Price to the public and the purchase price paid to the Company by the Underwriter for the Offering Securities and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

Section 3. Delivery and Payment.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Offered Securities to the Underwriter, and the Underwriter agrees to purchase the Offered Securities. The purchase price for each Underwritten Share shall be $[----] (the “Per Share Price”).

(b) The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriter at any time (but not more than once) on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised (or third business day if the Option Notice is given after 4.30pm Eastern Time) nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree. Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.

(c) The Underwritten Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company’s offices, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Underwritten Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern Time, the third) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Underwritten Shares, or the Additional Shares, as applicable, is referred to herein as the “Closing Date”. If the Underwriter so elects, delivery of the Underwritten Shares and Additional Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a) Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriter with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Underwriter in endeavoring to qualify the Offered Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Offered Securities. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Rules and Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Offered Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriter or counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriter with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter reasonably objects; the Underwriter, and its counsel shall have at least three (3) business days to review and return any comments to the Company.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the final Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriter, make any offer relating to the Offered Securities that would constitute a Company Free Writing Prospectus (as defined below) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. “Company Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the public securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the public securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for its Ordinary Shares for so long as the Ordinary Shares are publicly traded.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriter.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Company Lock-Up.

(i) The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing for a period of 12 months from the date on which the trading of the Ordinary Shares on a Senior Exchange commences (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the Underwriter pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(ii) The restrictions contained in Section 4(k)(i) hereof shall not apply to: (A) the Offered Securities, (B) Ordinary Shares underlying the Underwriter’s Warrants, (C) any security issued or proposed to be issued under an employee stock purchase plan, (which shall be no more than 10% of the Company’s current issued and outstanding shares) in each case, as described in the Offering Materials, and (D) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (D) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Offered Securities and (y) the recipient of any such ordinary shares or other securities issued or granted pursuant to clauses (C) and (D) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(l) Acknowledgment. The Company acknowledges that any advice given by the Underwriter to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

(m) Listing. The Company shall use its best efforts to maintain the listing of the Offered Securities on a Senior Exchange for five (5) years after the date of this Agreement.

(n) Application of Net Proceeds. The Company shall apply the net proceeds from the Offering of the Offered Securities received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Final Prospectus.

(o) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by Rule 158(a) under Section 11(a) of the Securities Act.

(p) Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(q) Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r) Accountants. The Company shall retain an independent registered public accounting firm reasonably acceptable to the Underwriter (it being understood that Friedman LLP is an independent registered public accounting firm that is reasonably acceptable to the Underwriter), and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least five (5) years after the date of this Agreement.

(s) FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the original filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(t) Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Senior Exchange and (ii) if applicable, at least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from Friedman LLP addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriter’s sole judgment, is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Offered Securities as contemplated by the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to each Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objections to the fairness and reasonableness of the placement terms and arrangements. On the Closing Date, the Company’s Ordinary Shares shall have been approved for listing on the Senior Exchange.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter’s counsel.

(d) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Underwriter’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e) Opinions of Counsel for the Company. The Underwriter shall have received on each Closing Date

(i) the favorable opinion of Ortoli Rosenstadt LLP, Company securities counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter;

(ii) the favorable opinion of[ ], Company Cayman Islands counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter for applicable sections, addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter; and

(iii) the favorable opinion of Capital Equity Legal Group, Company PRC counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter for applicable sections, addressed to the Underwriter in customary form reasonably satisfactory to the Underwriter.

The Underwriter shall rely on the opinions of (i) the Company’s Cayman Islands counsel, [ ], filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Securities and due authorization, execution and delivery of the Agreement and (ii) the Company’s PRC counsel, Capital Equity Legal Group, filed as Exhibit 8.1 to the Registration Statement.

(f) Officers’ Certificate. The Underwriter shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Offered Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g) Secretary’s Certificate. As of each Closing Date the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated such Closing Date, certifying: (i) that each of the Company’s Articles of Association and Memorandum of Association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ Articles of Association, Memorandum of Association or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries. The documents referred to in such certificate shall be attached to such certificate.

(h) Bring-down Comfort Letter. On each Closing Date, the Underwriter shall have received from Friedman LLP, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(i) Additional Documents. On or before each Closing Date, the Underwriter and counsel for the Underwriter shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to such Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

(j) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Offered Securities or Offering as contemplated hereby.

(k) Subsequent to the execution and delivery of this Agreement and up to each Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on a Senior Exchange or any Trading Market shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iv) makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

(l) The Underwriter shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule A, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Exhibit A.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of any Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter’ counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’ counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6. Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Offered Securities; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by the Underwriter, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriter of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Underwriter’s participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Ordinary Shares on the Trading Market; and (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” as described in Section 1(a)(iii) of this Agreement.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its Affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or, in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) The Underwriter will indemnify, defend and hold harmless the Company, its Affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information, and will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action; provided, however, that the Underwriter shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or, in reliance upon and in conformity with information furnished in writing to the Underwriter by the Company. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 7(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total cash compensation received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement or the Prospectus other than the Underwriter Information.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Termination.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriter shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to any Closing Date if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on a Senior Exchange has been rejected by such Senior Exchange or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the Senior Exchange or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or China or there is a declaration of a national emergency or war by the United States or China or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the Offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(b) Any notice of termination pursuant to this Section 9 shall be in writing.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, subject to the cap on expenses set forth in Section 1(a)(iii) hereof. To the extent that the Underwriter’s out-of-pocket expenses are less than the sums already advanced by the Company to the Underwriter (“Advances”), the Underwriter will return to the Company that portion of the Advances not offset by actual expenses.

Section 10. Right of First Refusal The Company agrees that it shall provide the Underwriter the right of first refusal (“Right of First Refusal”) for the longer of two (2) years from the date of commencement of sales of the Offering or termination or expiration of the Engagement Letter to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of the Company (collectively, “Future Services”). In the event the Company notifies the Underwriter of its intention to pursue an activity that would enable the Underwriter to exercise its Right of First Refusal to provide Future Services, the Underwriter shall notify the Company of its election to provide such Future Services, including notification of the compensation and other terms to which the Underwriter claims to be entitled, within thirty (30) days of written notice by the Company. In the event the Company engages the Underwriter to provide such Future Services, the Underwriter will be compensated consistent with Section 2 of the Engagement Letter, unless mutually agreed otherwise by the Company and the Underwriter. Notwithstanding the above, the Company has the right to terminate the Engagement Letter “for cause” in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination “for cause” eliminates the Company’s obligations with respect to the provisions relating to the Right of First Refusal. For the avoidance of doubt, “for cause” termination shall include termination due to any material failure by the Underwriter to provide the underwriting services contemplated herein.

Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Underwriter, then to:

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Attn:   Keith Moore

Attn:   Daniel J. McClory

Email: Keith@boustead1828.com

    Dan@boustead1828.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn:   Benjamin Tan, Esq.

Email: btan@srf.aw

If to the Company:

Jiuzi Holdings, Inc.

4F No. 1 Building, Jinsha Lake Business Center

Economic Technology District

Hangzhou, Zhejiang, 311103

People’s Republic of China

+86-0571-82651956

Attn:   Mr. Shuibo Zhang, CEO

Email: [---------------]

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn:   William S. Rosenstadt, Esq.

    Mengyi “Jason” Ye, Esq.
    Yarona L. Yieh, Esq.

Email: jye@orllp.legal; yly@orllp.legal

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and no other person will have any right or obligation hereunder.

Section 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriter and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’s address shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding.

Section 15. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations solely with respect to the subject matters hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of the Engagement Letter shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing and signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the Offering of the Securities: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

JIUZI HOLDINGS, INC.

By:
Name: Shuibo Zhang
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

BOUSTEAD SECURITIES, LLC

By:
Name: Keith Moore
Title: Chief Executive Officer

Schedule A

Lock-up Party

Locked-up Parties	Ordinary Shares Beneficially Owned	Lock Up Period

Directors/Officers

Other Shareholders:

Exhibit A

Form of Lock-up Agreement

[_____________], 2020

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Re: Proposed Public Offering by Jiuzi Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, director or officer ofJiuzi Holdings, Inc., a Cayman Islands company limited by shares (the “Company”), understands that Boustead Securities, LLC (the “Underwriter”) will act as an underwriter to carry out an offering (the “Offering”) of the Company’s ordinary shares, par value $1.00 per share (the “Ordinary Shares”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, without the prior written consent of the Underwriter, during a period of up to 6 months from the date on which the trading of the Ordinary Shares on the Senior Exchange commences (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of Ordinary Shares upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter as follows, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(1) as a bona fide gift or gifts; or

(2) to any trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(3) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of the undersigned; or

(4) if the undersigned is a trust, transfers to the beneficiary of such trust; or

(5) by will, other testamentary document or intestate succession; or

(6) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(7) pursuant to a trading plan established prior to [__], 2020 pursuant to Rule 10b5-1 of the Exchange Act.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned understands that, if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from all obligations set forth herein.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Underwriter is proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)

Exhibit B

Form of Underwriter’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT TO ANYONE OTHER THAN (I) BOUSTEAD SECURITIES, LLC, OR A REPRESENTATIVE OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF BOUSTEAD SECURITIES, LLC, OR OF ANY SUCH UNDERWRITERS OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 20[__]. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 20[__].

UNDERWRITER’S WARRANT

FOR THE PURCHASE OF [●] ORDINARY SHARES

OF

JIUZI HOLDINGS, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Jiuzi Holdings, Inc., a Cayman Islands company (the “Company”), on one hand, and Boustead Securities, LLC (the “Holder”), on the other hand, dated [●], 2020 (the “Underwriting Agreement”), the Holder, as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●], 20[__] (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, on [●], 20[__] (the “Expiration Date”)1, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of ordinary shares of the Company, par value $0.005 per ordinary share (the “Ordinary Shares”) as equates to seven percent (7%) of the Ordinary Shares in the Offering (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $           per Ordinary Share (100% of the price of the Ordinary Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Ordinary Share and the number of Ordinary Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Ordinary Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company, by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall deemed to be exercised at such time on a cashless basis unless the Holder has provided notice to the Company that at such time this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1 Which shall be the five-year anniversary of the Effective Date.

2.2 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of Ordinary Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

	X	=	Y(A-B)
A

Where,	X	=	The number of Ordinary Shares to be issued to Holder;
	Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Ordinary Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of an Ordinary Share is defined as follows:

(i)	if the Ordinary Shares are traded on a national securities exchange, the value shall be deemed to be the highest intra-day or closing price on any trading day on such exchange during the five trading days preceding the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Ordinary Shares are actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Ordinary Shares for the five consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)	if there is no market for the Ordinary Shares, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

(ii)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by a certificate, instrument, or book entry so legended.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the effective date of the Registration Statement (the “Effective Date”) to anyone other than: (i) the Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Ordinary Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 “Piggy-Back” Registration. Unless all of the Ordinary Shares underlying the Purchase Warrant (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, until the Expiration Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Forms S-8, F-3 or any equivalent forms); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Registrable Securities which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; and further provided that ) no such piggy-back rights shall exist for so long as the Registrable Securities (which term shall include those paid as consideration pursuant to the cashless exercise provisions of this Warrant) may be sold pursuant to Rule 144 of the Act without restriction. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The Holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.1.

4.2 General Terms.

4.2.1 Expenses of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

4.2.2 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

4.2.3 Exercise of Purchase Warrant. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.2.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the registration statement filed by the Company shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.2.5 Damages. Should the registration or the effectiveness thereof required by Section 4 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Ordinary Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Ordinary Shares. The Exercise Price and the number of Ordinary Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares or by a split up of Ordinary Shares or other similar event, then, on the effective day thereof, the number of Ordinary Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Ordinary Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Ordinary Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Ordinary Shares is decreased by a consolidation, combination or reclassification of Ordinary Shares or other similar event, then, on the effective date thereof, the number of Ordinary Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Ordinary Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Ordinary Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Ordinary Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Ordinary Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Purchase Warrant initially issued pursuant to the Underwriting Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the Holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of Ordinary Shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Ordinary Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Ordinary Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Ordinary Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Ordinary Shares issued to the public in the Offering may then be listed and/or quoted (if at all).

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information for the Holder appearing on the books and records of the Company.

If to the Holder, then to:

Boustead Securities, LLC

6 Venture, Suite 265

Irvine, CA 92618

Attn: Keith Moore

Attn: Daniel J. McClory

Email: keith@boustead1828.com

    dan@boustead1828.com

With a copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn:   Benjamin Tan, Esq.

Email: btan@srf.law

If to the Company:

Jiuzi Holdings, Inc.

4F No. 1 Building, Jinsha Lake Business Center

Economic Technology District

Hangzhou, Zhejiang, 311103

People’s Republic of China

Attn:    Shuibo Zhang, CEO

Email: [*]

With a copy to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: William S. Rosenstadt, Esq.

Attn: Mengyi “Jason” Ye, Esq.

Email: wsr@orllp.legal

     jye@orllp.legal

9. Miscellaneous.

9.1 Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders, in their sole and absolute discretion. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.9 Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Purchase Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Purchase Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Purchase Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Ordinary Shares which it is then entitled to receive upon the due exercise of this Purchase Warrant. In addition, nothing contained in this Purchase Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Purchase Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2020.

JIUZI HOLDINS, INC.

By:
Name: Shuibo Zhang
Title: Chief Executive Officer

EXHIBIT A

Exercise Notice

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Ordinary Shares of Jiuzi Holdings, Inc., a Cayman Islands company (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Ordinary Share) in payment of the Exercise Price pursuant thereto. Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Ordinary Shares under the Purchase Warrant for ______ Ordinary Shares, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Ordinary Shares to be issued to Holder;
	Y	=	The number of Ordinary Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Ordinary Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per Ordinary Share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Ordinary Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Ordinary Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

EXHIBIT B

Form to be used to assign Purchase Warrant: ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                     does hereby sell, assign and transfer unto the right to purchase [●] ordinary shares of Jiuzi Holdings, Inc., a Cayman Islands company (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:           , 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.